                         These Articles of Incorporation

                                       of

The Hickok Electrical Instrument Company,

     WITNESSETH. THAT WE, THE UNDERSIGNED(1), ALL OF WHOM ARE CITIZENS OF THE STATE OF OHIO, DESIRING TO FORM A CORPORATION FOR PROFIT, UNDER THE GENERAL CORPORATION LAWS OF SAID STATE, DO HEREBY CERTIFY:

     FIRST. THE NAME OF SAID CORPORATION SHALL BE THE HICKOK ELECTRICAL INSTRUMENT COMPANY.

     SECOND. SAID CORPORATION IS TO BE LOCATED AT CLEVELAND IN CUYAHOGA COUNTY, OHIO, AND ITS PRINCIPAL BUSINESS THERE TRANSACTED.

     THIRD. SAID CORPORATION IS FORMED FOR THE PURPOSE OF manufacturing, repairing, buying, selling, importing and exporting, or otherwise dealing in, either directly or indirectly, through the medium of agents or otherwise, mechanical and electrical devices, appliances and machinery of all sorts and descriptions; with full power and authority to purchase, lease or otherwise acquire lands and buildings in this State or elsewhere, for the erection and establishment of a manufactory or manufactories and workshops with suitable plants, engines and machinery; to acquire the land and buildings, plants and other properties of any persons or companies engaged in a like business; to purchase or otherwise acquire patents, patent rights and privileges, improvements or secret processes for or in any way relating to all or any of the objects aforesaid, and to grant licenses for the use of, or to sell or otherwise deal with any patents, patent rights and privileges, improvements or secret processes acquired by the company; to sell, mortgage, lease or otherwise deal with real and personal property of the company, and such other and further things as are necessary or incidental thereto.

FOURTH. THE CAPITAL STOCK OF SAID CORPORATION SHALL BE Ten Thousand DOLLARS ($10,000.00) DIVIDED INTO One Hundred (100) SHARES OF One Hundred DOLLARS ($100) EACH.

IN WITNESS WHEREOF, WE HAVE HEREUNTO SET OUR HANDS, THIS 10th DAY OF September, A.D. 1915.

                                                              Malvern E. Schultz
                                                              Carl D. Bechberger
                                                                     L. M. Diehl
                                                                    Lee E. Skiel
                                                              Carlton F. Schultz

---------------
     (1)  "all" or "majority"

                    CERTIFICATE OF INCREASE OF CAPITAL STOCK



     R. D. Hickok, President, and W. E. Eberle, secretary of The Hickok Electrical Instrument Company, duly authorized in the premises, and acting on behalf of said Company, do hereby certify that on the 9th day of May, 1921, the capital stock of said Company was fully subscribed for, and an installment of ten percent on each share of stock had been paid; that on said day, by a vote of the holders of a majority of the stock of said Company, at a meeting called by a majority of its directors, and held at the office of the Company in the city of Cleveland, Cuyahoga County, Ohio, and at which meeting all the holders of the capital stock of said Company were present in person or by proxy, and waived in writing the notice by publication and by letter, of the time, place and object of such meeting required by law, and also agreed in writing to the increase of capital stock hereinafter set forth, it was, on motion, "Resolved, that the capital stock of said The Hickok Electrical Instrument Company, be increased from Ten Thousand Dollars ($10,000.00) its present capital stock, to Fifteen Thousand Dollars ($15,000.00), divided into one hundred and fifty (150) shares of One Hundred Dollars ($100.00) each; and further, that the president and secretary of said Company be instructed to file a certificate of such increase with the secretary of state;" which is done accordingly.

     In witness whereof, the aforesaid R. D. Hickok, president, and W. H. Eberle, secretary of The Hickok Electrical Instrument Company, acting for and on behalf of said Company, have hereunto set their hands this 9th day of May, A.D. 1921.

                                       THE HICKOK ELECTRICAL INSTRUMENT COMPANY,



                                                                 By R. D. Hickok
                                                                       President


                                                                 By W. E. Eberle
                                                                       Secretary

ANNUAL REPORTS MADE BY ALL CORPORATIONS ORGANIZED PRIOR TO JULY 23, 1929, MUST BE ACCOMPANIED BY FOLLOWING DESIGNATION OF AGENT.

                              Appointment of Agent
                                Ohio Corporation,
                         Section 8623-129, General Code


     KNOW ALL MEN BY THESE PRESENTS, That Robert D. Hickok of 354 East 105th Street, in Cleveland, Cuyahoga County, Ohio, a natural person and resident of said county, being the county in which the principal office of The Hickok Electrical Instrument Company is located, is hereby appointed as the person on whom process, tax notices and demands against said The Hickok Electrical Instrument Company may be served as authorized by resolution of Board of Directors.


                                        The Hickok Electrical Instrument Company
                                        Name of Corporation


                                                                    R. D. Hickok
                                                                       President

                                                                        L.McCann
                                                             Assistant Secretary


                                                                Cleveland, Ohio,
                                                                    , A. D. 19


The Hickok Electrical Instrument Company

          Name of Corporation



     Gentlemen: I hereby accept the appointment as the representative of your company upon whom process, tax notices, or demands may be served.

                                                        /s/ Robert D. Hickok

State of Ohio,

County of Cuyahoga, as:

     Personally appeared before me, the undersigned, a Notary Public in and for said County, this 17th day of March, A. D. 1930, the above named R. D. Hickok who acknowledged the signing of the foregoing to be his free act and deed for the uses and purposes therein mentioned.

     WITNESS my hand and official seal on the day and year last aforesaid.

                                                        Lloyd W. Hill
                                                        Notary Public in and for
                                                          Cuyahoga County, Ohio.

                            Certificate of Amendment

                                 To Articles Of


THE HICKOK ELECTRICAL INSTRUMENT COMPANY, R. D. Hickok, President, and W. H. Eberle Secretary, of The Hickok Electrical Instrument Company, an Ohio corporation, with its principal office located at Cleveland, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote on the proposal to amend the articles of incorporation thereof, as contained in the following resolution, was duly called and held on the Second day of January, 1936, at which meeting a quorum of such shareholders(2) (and each class thereof) was present in person or by proxy, and that by affirmative vote of the holders of shares entitling them to exercise(3), 3/4 of the voting power of the corporation on such proposal* the following resolution of amendment was adopted:



          "That the capital stock of the Hickok Electrical Instrument Company, having been fully subscribed and paid for that the same by increased from $15,000.00 as at present, to $50,000.00, divided into 500 shares of $100.00 each instead of 150 shares of $100.00 each and that the President and Secretary of said Company be instructed to file a certificate of such increase with the Secretary of State."



IN WITNESS WHEREOF, said R. D. Hickok, President, and W. H. Eberle, Secretary, of The Hickok Electrical Instrument Company, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporations to be hereunto affixed this Second day of January, 1936.

                                                                 By R. D. Hickok
                                                                       President

                                                                 By W. H. Eberle
                                                                       Secretary

--------------
     (2) Strike out matter in parenthesis if not necessary. (See Sec. 8623-15, G. C.)

     (3) Two-thirds, or such other proportion, not less than a majority, or vote by classes, as the articles may permit or require. (See Sec. 8623-15, paragraph b, G. C.)

                           CERTIFICATE OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                    THE HICKOK ELECTRICAL INSTRUMENT COMPANY


     R. D. Hickok, Sr., President-Treasurer and W. H. Eberle, Secretary of the Hickok Electrical Instrument Company, an Ohio corporation, with its principal office located at Cleveland, Ohio, do hereby certify that a meeting of the holders of shares of said company entitling them to vote on the proposal to amend the Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 5th day of October, 1944 at which meeting a quorum of such stockholders was present in person or by proxy, and that by the affirmative vote of the shareholders entitled under the Articles of Incorporation to exercise all of the voting power of the corporation on such proposals, the following resolutions were adopted:

     RESOLVED, that the Articles of Incorporation of the Hickok Electrical Instrument Company (Article Fourth) as amended, be and the same hereby are, amended so that the same shall henceforth read as follows: The maximum number of shares which the corporation is authorized to have outstanding is as follows:

     2000 Class A shares of common capital stock without par value,

     15,000 Class B shares of common capital stock without par value,

     The aforesaid Class A shares shall be issued subject to the following provision which shall be incorporated into each certificate issued to the holder of such shares: "For each of the five fiscal years of the Hickok Electrical Instrument Company subsequent to June 30, 1944 each share of Class A common capital stock of the said company shall be entitled, out of dividends voted by the Board of Directors, to the payment of a dividend of

$2.50 per share before any dividends are paid upon any other class of shares of the company; but such dividends shall not be cumulative from one fiscal year to another. After payment of said dividend for any one fiscal year, any further dividends declared and paid for that fiscal year shall then be applied to the payment of dividends not exceeding $2.50 per share on each of the issued and outstanding shares of Class B stock. After there shall have been paid upon each issued and outstanding Class B share said dividend of $2.50 during any such fiscal year, all further dividends declared and paid for such fiscal year shall be applied and paid equally to all issued and outstanding shares regardless of class. After the expiration of said five year period, all shares of all classes shall participate equally in all dividends."

     All of the shares of the common capital stock of the company having a par value of $100.00 each whether issued or unissued, shall be and they hereby are changed into 15,000 Class B shares of common capital stock without par value, on the basis of 30 Class B shares for 1 share of said $100.00 par value common capital stock. Class B shares shall be issued subject to the above-quoted provisions to be incorporated into the Class A shares.

     Each of the said Class A and Class B shares shall have equal voting rights one with the other in all corporate matters, except with respect to any proposed change affecting the aforesaid prior dividend right of said Class A shares.
With respect to such prior dividend right, no change or amendment shall be made to these Articles prior to July 1, 1949, except upon the consent of the holders of two-thirds or more of said Class A shares.

     And, be it further RESOLVED, that the Articles of Incorporation of the Hickok Electrical Instrument Company as amended, be and the same hereby are amended, to provide that the Board of

Directors of this company be and they hereby are authorized and empowered to redeem, repurchase, buy, sell, trade, resell or otherwise deal in all shares of the common capital stock of the company, at such prices, upon such terms and under such conditions as said Board of Directors shall in its discretion deem advisable and for the best interests of this company.

     IN WITNESS WHEREOF, said R. D. Hickok, Sr., President-Treasurer and W. H. Eberle, Secretary, of the Hickok Electrical Instrument Company, acting for and on behalf of said corporation have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 22nd day of November, 1944.

                                          R. D. Hickok, Sr., President-Treasurer



                                                         W. H. Eberle, Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                    THE HICKOK ELECTRICAL INSTRUMENT COMPANY

     Robert D. Hickok, President, and Einar G. Carlson, Secretary of the Hickok Electrical Instrument Company, an Ohio corporation, with its principal office located at Cleveland, Ohio, do hereby certify that a meeting of the holders of shares of said Company entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolutions, was duly called and held on the 24th day of August, 1959, at which meeting a quorum of such shareholders was present in person, and that by the affirmative vote of the shareholders entitled under the Amended Articles of Incorporation to exercise all of the voting power of the corporation on such proposals, the following resolutions of amendment were adopted:

That the Articles of Incorporation of The Hickok Electrical Instrument Company (Articles Third and Fourth) as amended, be and the same hereby are further amended and changed so that the same shall henceforth read as follows:

THIRD:    The Corporation is formed for the following purposes, and any of them:

          To manufacture, in whole or in part, repair, treat, service, buy purchase or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with, import and export, in every manner, goods, wares, merchandise, personal property, products, materials, and articles of every kind, class and description, for any commercial, industrial, military, scientific or other purpose.

          To carry on and perform research, development, evaluation, investigation, planning, design, testing, technical studies, invention and consulting or other service, for any commercial, industrial, military, scientific or other purpose, and in any field or fields.

          To maintain and operate manufacturing, testing and related equipment, chemical, physical and other laboratories, training schools and such other facilities as may be appropriate for the foregoing purposes and to carry on such activities.

          To buy, purchase, or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer, or otherwise dispose of, trade, deal in and deal with real property of any description and any shares of capital stock or voting trust certificates in respect of shares of capital stock, scrip, warrants, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest, issued or created by this corporation or by any other corporation, joint stock company, syndicate, association, firm, trust, government or person, public or private, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement and enhancement in value thereof.

          To enter into, make and perform contracts of every kind and description, including contracts of joint venture, with any firm, association, corporation, government or person, public or private.

          To do all things necessary or incidental to any of the foregoing, including owning, holding and dealing, in every manner, in all real and personal property.

          In general, to carry on any other lawful activity or business whatsoever in connection with the foregoing and the business of the Corporation, or which is calculated, directly or indirectly, to promote the interests of the Corporation or to enhance the value of its properties.

          The foregoing shall be construed as purposes, objectives and powers, and nothing herein shall be deemed to limit or exclude in any manner any power, right or privilege now or hereafter given to the Corporation by law or any authority which it now or hereafter is permitted to exercise under the statutes of Ohio.

          FOURTH:   The Maximum number of shares which the Corporation is
          authorized to have outstanding is as follows:

               1,000,000 Class A shares of common capital stock of $1.00 par value.

               275,000 Class B shares of common capital stock of $1.00 par value.

               All of the shares of Class A or Class B common capital stock without par value of the Company, issued and outstanding on the effective date of these Amended Articles of Incorporation, shall be and they hereby are changed and converted at the option of the holder thereof, into either Class A shares of common capital stock of $1.00 par value or Class B shares of common capital stock of $1.00 par value, on the basis of twenty (20) Class A or Class B shares of $1.00 par value for each one Class A or Class B share without par value. The foregoing option shall expire ten
               (10) days after said date of these Amended Articles, and in the event said option is not exercised affirmatively by said holder within said period of time, such failure shall be construed as an election by the holder to convert said holder's shares into Class A shares of common capital stock of $1.00 par value.

               The aforesaid Class A and Class B shares shall be issued subject to the following provisions which shall be incorporated into each certificate issued to the holder of such shares:

               DIVIDEND RIGHTS

               Holders of Class A common capital stock are entitled to receive, when and as declared by the Board of Directors of the Company out of any funds legally available therefor, cash dividends of five cents per share for each one-half of the fiscal year ending June 30, 1960 and twenty cents per share for each full fiscal year thereafter, such dividends to be non-cumulative.

               After any of the said dividends have been declared and paid or set aside, then for the same half or full fiscal year, one or more cash dividends may be paid to the holders of the Class B common capital stock up to the total paid to the holders of Class A common capital stock in the same period. Thereafter, for that half or full fiscal year the holders of Class A and Class B common capital stock shall be entitled to the payment of the same dividend or dividends per share, when and as declared by the Board of Directors. Notwithstanding the foregoing, the holders of Class A common capital stock shall be entitled to no preference with respect to the payment of stock dividends and such stock dividends when and as declared, paid or ordered by the Board of Directors, shall be distributed to the holders of Class A and Class B common capital shares on a share-for-share basis.

               VOTING RIGHTS

               Except as hereinafter provided, each share of the Class A common capital stock of the Company shall be entitled to one vote for each share thereof; and except as otherwise hereinafter provided, each share of the Class B common capital stock of the Company shall be entitled to three votes for each share thereof. Except as otherwise expressly provided in the Articles of Incorporation (as amended) or as otherwise required by Ohio law, the holders of Class A and Class B shares of stock shall vote on all matters as though all of said shares were of one class, the voting shall be on the aforesaid basis of one vote for each share of Class A common capital stock and three votes for each share of Class B common capital stock.

               Notwithstanding the foregoing, the written consent or the affirmative vote of the holders of two-thirds of the Class A common capital stock, at the time outstanding, shall be required to effect or validate any one or more of the following:

               (a) The issuance of any additional shares of Class B common capital stock;

               (b) The alteration of any of the powers, preferences or rights of the shares of Class A common capital stock in any manner substantially prejudicial to the holders thereof;

               (c) The voluntary liquidation of the Company or the sale, lease or conveyance of all or substantially all of the properties and business of the Company; or

               (d) After there has been a public offering of shares of Class A common capital stock of this Company, the issuance of any additional Class A common capital stock, for cask, for less than the public offering price (except for reasonable commissions or discounts for the underwriting or marketing thereof) received by the Company through the public offering next preceding such proposed issuance; but without such vote or consent of the holders of Class A common capital stock:

                    (i) Class A common capital stock may be sold for a lesser consideration per share if first offered on a pro-rata?? basis to the holders of such shares and thereafter issued for a consideration not less than that at which such shares were so offered to such holders, less reasonable commissions or discounts for the underwriting or marketing thereof; and

                    (ii) Class A common capital stock may be issued to employees under the provisions of Restricted Stock Options in the aggregate number heretofore or hereafter authorized by the shareholders of the Company; and

                    (iii) Such shares may be issued for property other than cash.

               CONVERSION RIGHTS

               Each share of Class B common capital stock shall be convertible at the option of the holder and at any time, into Class A common capital stock on a share-for-share basis. In the event each of the outstanding shares of the Class A common capital stock shall be changed into or exchanged for a different number or kind of shares of stock, or other securities of the Company, or of another corporation, whether through reorganization, recapitalization, stock dividend, stock split, combination of shares, merger or consolidation, then For the purposes of the said option there shall be substituted for each share of Class A common capital stock, the number and kind of shares of stock or other securities into which each such share of Class A common capital stock of the Company shall be so changed or increased, or for which each such share shall be so exchanged, and the shares or securities so substituted for each such share of Class A common capital stock shall be subject to the conversion option hereinabove provided. Upon conversion, no adjustments will be made for dividends theretofore declared, and no fractions of shares shall be issued. In lieu of fractions of shares, the Company shall make a cash adjustment on the basis of the market value of the Class A shares of the conversion date.

               PREEMPTIVE RIGHTS

               No holder of Class A or Class B shares of this Company shall have any preemptive rights with respect to such shares except as hereinabove expressly authorized.

          That the said Articles of Incorporation (as amended) be further amended to add the following Article Fifth:

          FIFTH:

               The Corporation, by its Directors, is authorized to buy, purchase, or otherwise acquire, invest in, own, mortgage, pledge, exchange, sell, assign and transfer, or otherwise dispose of, trade, deal in and deal with real property of any description and any shares of capital stock or voting trust certificates in respect of shares of capital stock, scrip, warrants, bonds, debentures, notes, trust receipts and other securities, obligations, choses in action and evidences of indebtedness or interest, issued or created by this corporation or by any other corporation, joint stock company, syndicate, association, firm, trust, government or person, public or private, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, and to do any and all acts and things necessary and advisable for the preservation, protection, improvement and enhancement in value thereof.

          IN WITNESS WHEREOF, the said Robert D. Hickok, President, and Einar G. Carlson

          Secretary, of The Hickok Electrical Instrument Company, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of said Corporation to be hereunto affixed this 2nd day of September, 1959.

                                        THE HICKOK ELECTRICAL INSTRUMENT COMPANY

                                                             By Robert D. Hickok
                                                                       President


                                                             By Einar G. Carlson
                                                                       Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

                                       OF

                    THE HICKOK ELECTRICAL INSTRUMENT COMPANY


     Robert D. Hickok, President, and Einar G. Carlson, Secretary of The Hickok Electrical Instrument Company, an Ohio corporation, with its principal office located at Cleveland, Ohio, do hereby certify that a meeting of the holders of shares of said company entitling them to vote on the proposal to amend the Amended Articles of Incorporation thereof, as contained in the following resolution, was duly called and held on the 25th day of September, 1959, at which meeting a quorum of such shareholders was present in person, and that by the affirmative vote of the shareholders entitled under the Amended Articles of Incorporation to exercise all of the voting power of the corporation on such proposals, the following resolution of amendment was adopted:

     That the Articles of Incorporation of The Hickok Electrical Instrument Company (Article Fourth) as amended, be and the same hereby are further amended to increase the number of authorized Class B shares of common capital stock of $1.00 par value from 275,000 shares to 295,980 shares; all of such shares to be issued subject to the conditions and provisions set forth in the Certificate of Amendment of The Hickok Electrical Instrument Company dated September 2, 1959, filed with the Secretary of the State of Ohio on September 5, 1959 and recorded on Roll B 119 at Frame 163 of the Records of Incorporation and Miscellaneous Filings.

     IN WITNESS WHEREOF, the said Robert D. Hickok, President, and Einar G. Carlson, Secretary, of The Hickok Electrical Instrument Company, acting for and on behalf of said Corporation, have hereunto subscribed their names and caused the seal of the said Corporation to be hereunto affixed this 25th day of September, 1959.

                                        THE HICKOK ELECTRICAL INSTRUMENT COMPANY


                                                             By Robert D. Hickok
                                                                       President


                                                             By Einar G. Carlson
                                                                       Secretary